Exhibit 5(a)
+ 1 202 663 6000 (t)
+ 1 202 663 6363 (f)
wilmerhale.com

May 23, 2014

Northrop Grumman Corporation
2980 Fairview Park Drive
Falls Church, Virginia 22042

Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
    This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by Northrop Grumman Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities of the Company (the “Securities”):
    (i)    senior debt securities (the “Senior Debt Securities”); and
    (ii)    common stock, par value $1.00 per share (the “Common Stock”);
all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.
We are acting as counsel for the Company in connection with the filing of the Registration Statement. The Senior Debt Securities may be issued pursuant to the Indenture dated as of November 21, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (as amended and/or supplemented from time to time, the “Indenture”), which has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Northrop Grumman Corporation
May 23, 2014

We have examined and relied upon signed copies of the Registration Statement as filed with the Commission, including the exhibits thereto. We have also examined and relied upon the Amended and Restated Certificate of Incorporation of the Company (as amended or restated from time to time, the “Certificate of Incorporation”), the Amended and Restated Bylaws of the Company (as amended or restated from time to time, the “Bylaws”), minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company and such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.
In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal capacity of all signatories to such documents.
We have relied as to certain matters on information obtained from public officials and officers of the Company, and we have assumed that (i) one or more prospectus supplements will have been prepared and filed with the Commission describing the Securities offered thereby; (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (iii) with respect to shares of Common Stock offered, there will be sufficient shares of Common Stock authorized under the Certificate of Incorporation and not otherwise reserved for issuance; and (iv) the Company is, and shall remain, validly existing as a corporation and in good standing under the laws of the State of Delaware.
We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.
We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect. We have also assumed that the execution and delivery by the Company of the Indenture and the Securities and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is then subject, (ii) any law, rule, or regulation to which the Company or any of its properties is then subject or (iii) any judicial or regulatory order or decree of any governmental authority.
We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of the Securities, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by

Northrop Grumman Corporation
May 23, 2014

the Board of Directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities.
Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally and (ii) general equitable principles. We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York and the General Corporation Law of the State of Delaware. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.
Based upon and subject to the foregoing, we are of the opinion that:
1.    With respect to the Debt Securities, when (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (“Authorizing Resolutions”), (ii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and the Authorizing Resolutions, (iii) such Debt Securities have been duly executed and authenticated in accordance with the Indenture and delivered and sold in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
2.    With respect to the Common Stock, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation and Bylaws, (iii) the shares of Common Stock have been issued and delivered in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and in any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not

Northrop Grumman Corporation
May 23, 2014

hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
WILMER CUTLER PICKERING
HALE AND DORR LLP

By:    /s/ Erika L. Robinson
    Erika L. Robinson, a Partner

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